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                              EXHIBIT 10.5


                         STOCKHOLDER AGREEMENT





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                             STOCKHOLDER AGREEMENT


     THIS AGREEMENT is entered into this 31st day of October, 1997 by and between E. Lynn Caswell ("Shareholder") and PACIFIC COMMUNITY BANKING GROUP ("Corporation"), a California corporation with its principal executive office at 23332 Mill Creek Drive, Suite 230, Laguna Hills, California 92653.

     A. WHEREAS, the Articles of Incorporation of the Corporation currently authorize the issuance of up to 100,000,000 of its no par value Common Stock ("Common Stock") and 100,000,000 of its no par value Preferred Stock.

     B. WHEREAS, the Board of Directors of the Corporation have authorized the sale and issuance of 10,000 shares of the Corporation's Common Stock at the purchase price of $.25 per share to Shareholder pursuant to the terms of Corporation Code Section 25102(f);

     C. WHEREAS, Shareholder desires to purchase 10,000 shares of the Corporation's Common Stock for the purchase price of $.25 per share pursuant to the terms and conditions herein set forth;

     IT IS MUTUALLY AGREED by and between the parties hereto as follows:

     1. PURCHASE. The Corporation agrees to sell and Shareholder agrees to purchase 10,000 shares of the Corporation's Common Stock at the price of $.25 per share for an aggregate purchase price of $2,500.00

     2. TRANSFER OF SHARES. The Shareholder agrees not to sell, assign, transfer, encumber, hypothecate, or make any other disposition of any of the shares of the Common Stock to be purchased except with the prior written consent of and at the direction of the Corporation and except in accordance with the terms of this Stockholder Agreement. This Stockholder Agreement shall be binding upon and shall operate for the benefit of the Corporation and the Shareholder and the respective executors or administrators and any transferees or assignees of the Shareholder, whether such transfers or assignments are in accordance with or in violation of the provisions of this Stockholder Agreement.

     3. TERMINATION. This Stockholder Agreement shall terminate upon the occurrence of any of the following events:

          (a)  The bankruptcy, receivership, or dissolution of the Corporation;
or

          (b)  Mutual agreement of the Corporation and Shareholder;

     4. LEGEND. Upon execution of this Stockholder Agreement, the certificate representing the number of shares of Stock to be issued shall be endorsed as follows:


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          "It is unlawful to consummate a sale or transfer of this
          security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted by the Commissioner's rules. Additionally, this certificate is transferable only upon compliance with provisions of a Stockholder Agreement dated October 31, 1997."

     5. GOVERNING LAW. This Stockholder Agreement shall be construed and governed by the laws of the State of California. The offer and sale of this stock will not be accompanied by the publication of any advertisement, that no selling expenses will be given, paid or incurred in connection therewith, that no promotional considerations will be given, paid or incurred in connection therewith, that a notice in the form prescribed by the rules of Commissioner of Corporations ("Commissioner") shall be filed with the Commissioner, and that a copy of Section 260.141.11 of the Corporate Securities Rules is attached hereto and is hereby acknowledged as received by shareholder.

     6. ENTIRE AGREEMENT. This Stockholder Agreement constitutes the sole and only agreement of the parties hereto respecting the sale and purchase of the shares of the Corporation and the resale and repurchase of the shares of the Corporation's Common Stock and correctly sets forth the rights, duties, and obligations of each party to the other in relation thereto as of this date. Any prior agreements, promises, negotiations or representations concerning the subject matter of this Stockholder Agreement not expressly set forth in this Stockholder Agreement are of no force or effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement in Laguna Hills, California on the date first above written.

                               PACIFIC COMMUNITY BANKING GROUP


                               By  /s/ E. Lynn Caswell
                                 --------------------------------------
                                    E. Lynn Caswell
                                    Chairman of the Board

                               By  /s/ E. Lynn Caswell
                                 --------------------------------------
                                    E. Lynn Caswell,
                                    Chief Financial Officer


                               By  /s/ E. Lynn Caswell
                                 --------------------------------------
                                    E. Lynn Caswell
                                    "Shareholder"


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